Exhibit 107

Calculation of Filing Fee Tables

Form S-4

(Form Type)

Bar Harbor Bankshares

(Exact Name of registrant as specified in its charter)

Table 1: Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common stock, $2.00 par value per share (1)	Other (2)	1,350,562	N/A	$29,208,620	0.0001531	$4,471.84 (3)
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A
	Total Offering Amounts					$29,208,620		$4,471.84
	Total Fee Previously Paid							N/A
	Total Fee Offsets							N/A
	Net Fee Due							$4,471.84

(1)	Represents the estimated maximum number of shares of common stock, par value $2.00 per share, of Bar Harbor Bankshares (“Bar Harbor” and such shares, the “Bar Harbor common stock”) to be issued upon completion of the merger described in the proxy statement/prospectus contained herein (the “merger”) with Guaranty Bancorp, Inc. (“Guaranty”). This number is equal to 730,033 and is based on the product of (a) an exchange ratio of 1.85 shares of Bar Harbor common stock for each share of Guaranty common stock, par value $0.20 per share (“Guaranty common stock”), and (b) an estimate of the maximum number of shares of Guaranty common stock expected to be exchanged and cancelled in connection with the merger of Bar Harbor and Guaranty.

(2)	Pursuant to Rules 457(c), 457(f)(1) and 457(f)(3) promulgated under the Securities Act and solely for the purpose of calculating the registration fee, the proposed aggregate maximum offering price is the product of (A) $40.01, the average of the high and low prices per share of Guaranty common stock on the OTC Expert Market on April 15, 2025, and (B) 730,033, the maximum possible number of shares of Guaranty common stock which may be cancelled and exchanged in the merger.

(3)	Calculated by multiplying the estimated aggregate offering price of securities to be registered by 0.0001531.